CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-158327 and 333-259486 on Form S-8 of our report dated July 14, 2022, appearing in this Annual Report on Form 11-K of the PVH Associates Investment Plan for the years ended December 31, 2021 and 2020.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

July 14, 2022